UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2012

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2012, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:

(1) the election of two members to the Board of Directors;

(2) adoption of the Amended and Restated 2007 Long-term Incentive Compensation Plan;

(3) adoption of the Amended and Restated 2007 Directors' Incentive Plan; and

(4) the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

At the meeting, James R. Jones (13,943,567 votes for, 273,677 votes withheld and 4,125,459 broker non-votes) and Thomas R. Lawrence (13,292,322 votes for, 924,922 votes withheld and 4,125,459 broker non-votes) were each elected to serve as a member of the Board of Directors until the 2015 annual meeting of shareholders.

The shareholders approved the Amended and Restated 2007 Long-Term Incentive Compensation Plan (9,771,769 votes for, 4,408,652 votes against, 36,823 votes abstained and 4,125,459 broker non-votes) and the Amended and Restated 2007 Directors' Incentive Plan (9,768,486 votes for, 4,410,935 votes against, 37,823 votes abstained and 4,125,459 broker non-votes).

The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm (18,113,308 votes for, 226,865 votes against and 2,530 votes abstained).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

April 20, 2012	By:	Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer